UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2014 (September 7, 2014)
FirstMerit Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-11267	34-1339938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

III Cascade Plaza, 7th Floor Akron, Ohio	44308
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (330) 996-6300
__________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01    REGULATION FD DISCLOSURE.

On September 7, 2014, the Equity Plan Board of FirstMerit Corporation established the grant strategy it currently intends to use in 2015 with respect to making equity grants to executive officers pursuant to the FirstMerit Corporation 2011 Equity Incentive Plan. The Equity Plan Board determined to have at least 60% of the number of restricted stock units awarded to each participating executive vest, if at all, based on FirstMerit’s corporate performance over a three-year performance period. The strategy calls for comparing FirstMerit’s return on average common equity to a pre-established peer group during the same three-year performance period. Earned restricted stock units will be interpolated for performance between threshold and maximum levels. No awards will be earned if the corporate performance for the three-year period is below the threshold performance level and a maximum amount of 175% of the award will be earned if the corporate performance for the three-year period is at or above the maximum performance.

In addition, the Compensation Committee of the Board of Directors previously had determined to use six financial performance measures to determine cash awards to executive officers pursuant to the FirstMerit Corporation 2013 Annual Incentive Plan for performance year 2014. This compares to the fourteen financial performance measures used in 2013.

The information in this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTMERIT CORPORATION

By:         /s/ Carlton E. Langer
Carlton E. Langer
Executive Vice President, Chief Legal Officer, and Corporate Secretary

Date: September 12, 2014